Exhibit 3.1

SECOND AMENDED AND RESTATED BYLAWS

OF

DALLASNEWS CORPORATION

(A Texas Corporation)

Effective July 9, 2025

TABLE OF CONTENTS

(continued)

ARTICLE I.

OFFICES

Section 1.   Registered Office. The registered office of DallasNews Corporation (the “corporation”) shall be located in the City of Dallas, County of Dallas, State of Texas.

Section 2.   Other Offices. The corporation also may have offices at such other places both within and without the State of Texas as the Board of Directors may from time to time determine or as the business of the corporation may require.

ARTICLE II.

MEETINGS OF THE SHAREHOLDERS

Section 1.   Place of Meetings. All meetings of the shareholders for the election of directors or for any other proper purpose, including any special meeting of shareholders regardless of by whom called, shall be held at such time and place, within or without the State of Texas, as the Board of Directors may from time to time designate, as stated in the notice of such meeting or a duly executed waiver of notice thereof. Notwithstanding the foregoing, the Board of Directors may, in its sole discretion, determine that a meeting shall not be held at any place, but may instead be held by means of remote communications, subject to the laws of the Texas and such guidelines and procedures as the Board of Directors may adopt from time to time.

Section 2.   Annual Meeting. An annual meeting of the shareholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors. At such meeting at which a quorum is present, the shareholders entitled to vote in the election of directors shall elect, by a plurality of the votes cast of all of the shares present in person or represented by proxy at the meeting and entitled to vote thereon, a Board of Directors and may transact such other business as properly may be brought before the meeting.

Section 3.   Special Meeting. Special meetings of the shareholders may be called only by the Chief Executive Officer, by the President, by the Board of Directors or by a request (a “Special Meeting Request”) of the holders of record of, in the aggregate, not less than one-fifth of the voting power of all shares entitled to vote at the meeting (the “Requisite Holders”). To be in proper form, a Special Meeting Request must comply with this Section 3. The Board of Directors shall determine whether a Special Meeting Request is in proper form and such determination shall be binding on the corporation and the shareholders, and if the Board of Directors should so determine, the Board of Directors shall so declare that any business not properly set forth in the Special Meeting Request shall not be transacted.

(a)   If a Special Meeting Request is in proper form, the Secretary shall call such special meeting; provided, however, that the date of such special meeting shall not be more than one-hundred twenty (120) days after the date on which such Special Meeting Request was delivered to the Secretary; provided, further, that the Board of Directors may (in lieu of calling the special meeting requested in such Special Meeting Request) present an identical or substantially similar item of business (a “Similar Item”; the election of directors shall be deemed a “Similar Item” with respect to all items of business involving the election or removal of directors), as determined in good faith by the Board of Directors, for shareholder approval at any other meeting of the shareholders that is held not less than one hundred twenty (120) days after the date on which such Special Meeting Request was delivered to the Secretary.

(b)   Notwithstanding anything in these Bylaws to the contrary, a Special Meeting Request shall not be valid and the special meeting requested in such Special Meeting Request shall not be called by the Secretary if (i) such Special Meeting Request relates to an item of business that is not a proper subject for shareholder action under applicable law, (ii) such Special Meeting Request is delivered to the Secretary during the period commencing ninety (90) days prior to the one-year anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting, (iii) a Similar Item was presented at any meeting of shareholders held within one hundred twenty (120) days prior to the date on which such Special Meeting Request was delivered to the Secretary or (iv) a Similar Item is included in the corporation’s notice of meeting as an item of business to be presented at a shareholders meeting that has been called but not yet held. The Board of Directors may adjourn or reschedule any previously scheduled special meeting of the shareholders.

(c)   To be in proper form for purposes of this Section 3, a Special Meeting Request shall:

 (i)   be in writing, signed by each Requesting Person (as defined in Section 3(e)) and delivered to the Secretary at the principal executive offices of the corporation;

 (ii)   as to each Requesting Person, set forth the Shareholder Information (as defined in Section 12(b)(ii), except that, for purposes of this Section 3(d)(ii), the term “Requesting Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 12(b)(ii));

 (iii)   as to each Requesting Person, set forth any Disclosable Interests (as defined in Section 12(b)(iii), except that, for purposes of this Section 3(d)(iii), the term “Requesting Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 12(b)(iii); provided, however, that the disclosure in clause (I) of Section 12(b)(iii) shall be made with respect to each item of business, if any, that the Requisite Holders propose to bring before the special meeting);

 (iv)   as to each item of business that the Requisite Holders propose to bring before the special meeting, set forth the Proposal Information (as defined in Section 12(b)(i));

 (v)   include (A) an agreement by each Requisite Holder to immediately deliver written notice to the Secretary at the principal executive offices of the corporation in the case of any disposition, on or prior to the record date for the special meeting requested in the Special Meeting Request, of any shares of common stock of the corporation held of record by such Requisite Holder and (B) an acknowledgement that (1) any such disposition shall be deemed a revocation of the Special Meeting Request to the extent of such disposition and (2) if, following such deemed revocation, the Requisite Holders hold of record, in the aggregate, less than one-fifth of the voting power of all outstanding shares of common stock of the corporation, there shall be no obligation to hold such special meeting;

 (vi)   as to each Requisite Holder, set forth (A) a summary of any material discussions regarding the business proposed to be brought before the meeting (I) between or among any of the Requisite Holders or (II) between or among any Requisite Holder and any other record or beneficial holder of the shares of any of the corporation’s securities (including their names) and (B) a representation whether the Requisite Holder will engage in a solicitation with respect to any nomination or proposal to be brought before the meeting and, if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) in such solicitation and whether such person or group intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of voting power of the corporation’s outstanding capita or approve the proposal (in person or by proxy); and

 (vii)   as to each Requisite Holder, include such Requisite Holder’s written consent to the public disclosure of information provided pursuant to clauses (i) - (vi) of this Section 3(d) and Section 3(f).

Any Requisite Holder seeking to nominate a person for election to the Board of Directors must also comply with Section 13.

(d)   For purposes of this Section 3, the term “Requesting Person” shall mean (i) each Requisite Holder, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the Special Meeting Request is being delivered to the Secretary and (iii) any affiliate or associate of such shareholder or beneficial owner. For purposes of these Bylaws, shares shall be treated as “beneficially owned” by a person if the person beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act.

(e)   The Requisite Holders giving a Special Meeting Request shall further update and supplement such Special Meeting Request, if necessary, so that the information provided or required to be provided in such Special Meeting Request shall be true and correct as of the record date for the special meeting requested to be called pursuant to such Special Meeting Request and as of the date that is ten (10) business days prior to the special meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for the special meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the special meeting or, if practical, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the special meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the special meeting or any adjournment or postponement thereof).

(f)   Notwithstanding anything in these Bylaws to the contrary, except as otherwise required by law, if none of the Requisite Holders giving a Special Meeting Request appears or sends a Qualified Representative to present the business proposed by the Requisite Holders to be brought before the special meeting requested in such Special Meeting Request, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of these Bylaws, to be considered a “Qualified Representative” of the shareholder, a person must be authorized by a writing executed by such shareholder, or an electronic transmission delivered by such shareholder, to act for such shareholder as proxy at the meeting of the shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of the shareholders.

(g)   The Requisite Holders may revoke a Special Meeting Request by written revocation delivered to the corporation at any time prior to the special meeting requested in such Special Meeting Request; provided, however, that the Board of Directors shall have the discretion to determine whether or not to proceed with the special meeting.

Section 4.   Notice of Annual or Special Meeting. The Chief Executive Officer or the Board of Directors shall fix the place, if any, means of remote communication, if any, date and time of each annual or special meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, all of which shall be set forth in the notice of such meeting. Subject to Section 21.456 of the Texas Business Organizations Code, as amended (the “TBOC”), notice thereof shall be given at the direction of the Chief Executive Officer, President, Secretary or other person calling the meeting, and shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail in writing, or by electronic transmission, by or at the direction of, the Chief Executive Officer, the President or the Secretary, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his or her address as it appears on the transfer records of the corporation, with postage thereon prepaid. If given by electronic transmission, such notice shall be deemed to be given at the time provided in the TBOC. If a meeting is held by means of remote communication, the notice must include information on how to access the list of shareholders entitled to vote at the meeting.

Section 5.   Business at Special Meeting. The business transacted at any special meeting of the shareholders shall be limited to the purposes stated in the notice thereof provided by the corporation pursuant to Section 3(b) and Section 4 of this Article II. Notwithstanding anything in these Bylaws to the contrary, the Board of Directors may submit its own proposal or proposals for consideration at a special meeting. Shareholders shall not be permitted to propose business to be brought before a special meeting of the shareholders unless such business is brought pursuant to a Special Meeting Request that is timely delivered to the corporation in proper form or in accordance with Section 13 of this Article II.

Section 6.   Quorum of Shareholders. Unless otherwise provided in the Certificate of Formation, the holders of a majority of the voting power of all of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the shareholders but in no event shall a quorum consist of the holders of less than one-third (1/3) of the shares entitled to vote and thus represented at such meeting. If, however, a quorum shall not be present or represented at any meeting of the shareholders, shareholders holding a majority of the voting power of the shares present or represented by proxy at the meeting shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 7.   Act of Shareholders’ Meeting. The vote of the holders of a majority of the voting power of all the shares entitled to vote on the applicable matter and represented in person or by proxy at a meeting at which a quorum is present shall be the act of the shareholders’ meeting, unless the vote of a greater number is required by law or the Certificate of Formation; provided, however, that the election of directors shall be approved by a plurality of the votes cast by shareholders present in person or represented by proxy at the shareholders’ meeting at which a quorum is present and who are entitled to vote thereon.

Section 8.   Voting of Shares. Each outstanding share shall be entitled to the number of votes per share as provided in the Certificate of Formation and the Statement of Designation, if any, which relates to such share, on each matter submitted to a vote at a meeting of the shareholders. At each election of directors, every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of votes allotted to the shares owned by him or her for as many persons as there are directors to be elected and for whose election he or she has the right to vote. Cumulative voting in the election of directors or otherwise is expressly prohibited by the Certificate of Formation.

Section 9.   Proxies. At any meeting of the shareholders, each shareholder having the right to vote shall be entitled to vote either in person or by proxy. Any such proxy or evidence thereof shall be delivered to the secretary of such meeting at or prior to the time designated by the chairman of the meeting or in the order of business for so delivering such proxies. No proxy shall be voted or acted upon after eleven (11) months from its date, unless the proxy provides for a longer period. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law. Unless required by statute or determined by the chairman of the meeting to be advisable, the vote on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the shareholder voting or by such shareholder’s proxy, if there be such proxy.

Section 10.   Voting List. The officer or agent having charge of the transfer records for shares of the corporation shall make, not later than the eleventh (11th day) before each meeting of the shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and number of shares of each class or series of the corporation’s stock registered in the name of each shareholder and the number of votes each shareholder is entitled to cast, which list, for a period of at least ten (10) days prior to such meeting, shall be open to the inspection of any shareholder, for any purpose germane to the meeting (i) on a reasonably accessible and reasonably secure electronic network in accordance with the requirements of the TBOC; provided, that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during regular business hours, at the principal executive office of the corporation. If the meeting is to be held at a place, such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. If the meeting is to be held by means of remote communication, then such list shall also be open to the inspection of any shareholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. The corporation shall be entitled to rely upon the transfer records as the only evidence as to who are the shareholders entitled to inspect the transfer records or to vote in person or by proxy at any such meeting of shareholders.

Section 11.   Order of Business. Meetings of shareholders shall be presided over by the Chairman of the Board of Directors, if any, or in his or her absence, by the Vice Chairman of the Board of Directors, if any, or in his or her absence, by the Chief Executive Officer, or in his or her absence, by the President or an Executive Vice President or a Senior Vice President, or in the absence of the foregoing persons, by a chairman designated by the Board of Directors. The Secretary shall act as secretary of the meeting, but in the Secretary’s absence the chairman of the meeting may appoint any person to act as secretary of the meeting. The order of business of each meeting of the shareholders of the corporation shall be determined by the chairman of the meeting. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations, and procedures and to do all such acts and things as are necessary or desirable for the conduct of the meeting, including, without limitation, the establishment of procedures for the dismissal of business not properly presented, the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the corporation, restrictions on entry to such meetings after the time prescribed for commencement thereof, establishing limitations on participation in such meeting to shareholders of record of the corporation and their duly authorized and constituted proxies and such other persons as the chairman shall permit, opening and closing of the voting polls, and adjournment of such meetings. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with rules of parliamentary procedure.

Section 12.   Notice of Shareholder Business at an Annual Meeting.

 (a)   At an annual meeting of the shareholders, only such business shall be conducted as shall have been brought before such annual meeting (a) by or at the direction of the Chief Executive Officer or the Board of Directors or (b) by any shareholder of the corporation entitled to vote at such annual meeting who was a shareholder of record of the corporation (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner of shares of the corporation) both at the time of giving the notice provided for in this Section 12 and at the time of the meeting, is entitled to vote at the meeting and complies with the notice procedures set forth in this Section 12. For business to be properly brought before an annual meeting, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting (or for a notice in connection with the corporation’s 2019 annual meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to June 6, 2019); provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date, then notice by the shareholder to be timely must be delivered not later than the close of business on the later of the 90th day prior to the annual meeting or the 10th day following the day on which the date of the meeting is publicly disclosed. For the purposes of these Bylaws, “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the corporation with the Securities Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act. In no event shall any adjournment or postponement of an annual meeting, or the announcement thereof, commence a new time period (or extend the time period) for the giving of timely notice as described above. Shareholders seeking to nominate persons for election to the Board of Directors must comply with Section 13 of this Article II and this Section 12 shall not be applicable to nominations except as expressly provided in Section 13 of this Article II.

 (b)   To be in proper form, a shareholder’s notice to the Secretary of business proposed to be brought at the annual meeting shall set forth:

  (i)   as to each matter the shareholder proposes to bring before the annual meeting (A) a reasonably detailed description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration), and (C) a reasonably detailed description of (1) any material interest of such shareholder in such business and (2) all contracts, agreements, arrangements and understandings (a) between or among any of the Proposing Persons (as defined in Section 12(c)) or (b) between or among any Proposing Person and any other person or persons (including their names) in connection with the proposal of such business by such shareholder (collectively, the “Proposal Information”);

  (ii)   as to each Proposing Person, (a) the name and address of such Proposing Person, including, if applicable, as they appear on the corporation’s books, and (b) the class, series and number of shares of the corporation which are, directly or indirectly, held of record or beneficially owned by such Proposing Person (including any shares such Proposing Person has the right to acquire beneficial ownership of at any time in the future) (collectively, the “Shareholder Information”);

  (iii)   as to each Proposing Person, (A) any derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to give such Proposing Person economic risk similar to ownership of shares of any class or series of the corporation, including due to the fact that the value of such derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any shares of any class or series of the corporation, or which derivative, swap or other transaction or series of transactions provides, directly or indirectly, the opportunity to profit from any increase in the price or value of shares of any class or series of the corporation (any of the foregoing, a “Synthetic Equity Interest”), which Synthetic Equity Interest shall be disclosed without regard to whether (1) the derivative, swap or other transaction or series of transactions conveys any voting rights in such shares to such Proposing Person, (2) the derivative, swap or other transaction or series of transactions is required to be, or is capable of being, settled through delivery of such shares or (3) such Proposing Person may have entered into other transactions that hedge or mitigate the economic effect of such derivative, swap or other transaction or series of transactions, (B) any proxy (other than a revocable proxy or consent given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has or shares a right to vote any shares of any class or series of the corporation, (C) any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, entered into or engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of the corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Proposing Person with respect to shares of any class or series of the corporation, or that provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of shares of any class or series of the corporation (any of the foregoing, a “Short Interest”), (D) any performance-related fees (other than an asset based fee) to which such Proposing Person is entitled based on any increase or decrease in the price or value of shares of any class or series of the corporation, or any Synthetic Equity Interest or Short Interest, (E) any significant equity interest or any Synthetic Equity Interest or Short Interest in any principal competitor of the corporation held by such Proposing Person, (F) any direct or indirect interest (including, without limitation, any existing or prospective commercial, business or contractual relationship) of such Proposing Person in the corporation, any affiliate of the corporation or any principal competitor of the corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (G) any pending or threatened litigation in which such Proposing Person is a party or material participant involving the corporation or any of its officers or directors, or any affiliate of the corporation, (H) any transaction occurring, in whole or in part, during the then immediately preceding twelve (12) month period between such Proposing Person, on the one hand, and the corporation, any affiliate of the corporation or any principal competitor of the corporation, on the other hand, and (I) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (A) through (I) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the shareholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner;

  (iv)   as to each Proposing Person, (A) a summary of any material discussions regarding the business proposed to be brought before the meeting (I) between or among any of the Proposing Persons or (II) between or among any Proposing Person and any other record or beneficial holder of the shares of any of the corporation’s securities (including their names) and (B) a representation whether the Proposing Person will engage in a solicitation with respect to such business and, if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation and whether such person or group intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of voting power of the corporation’s outstanding capital stock required to approve or adopt the business to be proposed (in person or by proxy); and

 (v)   as to each Proposing Person, such Proposing Person’s written consent to the public disclosure of information provided pursuant to clauses (i) - (iv) of this Section 12(b) and Section 12(d).

(c)   For purposes of this Section 12, the term “Proposing Person” shall mean (i) the shareholder providing the notice of business proposed to be brought before an annual meeting, (ii) any beneficial owner or beneficial owners, if different, on whose behalf such business is proposed to be brought before the meeting and (iii) any affiliate or associate (each within the meaning of Rule 12b- 2 under the Exchange Act for purposes of these Bylaws) of such shareholder or beneficial owner.

(d)   A shareholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(e)   Notwithstanding anything in these Bylaws to the contrary, except as otherwise required by law, if the shareholder (or a Qualified Representative of the shareholder) giving notice of business proposed to be brought before an annual meeting of the shareholders does not appear at such annual meeting to present such proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting of the shareholders except in accordance with the procedures set forth in this Section 12. The chairman of an annual meeting shall, if the facts warrant, determine that business was not properly brought before the meeting and in accordance with the provisions of this Section 12, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 12, a shareholder seeking to have a proposal included in the corporation’s proxy statement in addition shall comply with the requirements of Regulation 14A under the Exchange Act (including, but not limited to, Rule 14a-8 or its successor provision).

Section 13.   Notice of Shareholder Nominees.

(a)   Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the corporation may be made at an annual meeting of shareholders or a special meeting of shareholders (but only if the election of directors is a matter specified in the corporation’s notice of such special meeting given by or at the direction of the Chief Executive Officer, President, Secretary or other person calling the meeting, as the case may be) (a) by or at the direction of the Chief Executive Officer or the Board of Directors or (b) by any shareholder of the corporation entitled to vote at such meeting who was a shareholder of record of the corporation (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner of shares of the corporation) both at the time of giving the notice provided for in this Section 13 and at the time of the meeting and who complies with the notice procedures set forth in this Section 13. Nominations by shareholders shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a shareholder’s notice (other than a notice submitted by a Requisite Holder) shall be delivered to or mailed and received at the principal executive offices of the corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting (or for a notice in connection with the corporation’s 2019 annual meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to June 6, 2019); provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date, then notice by the shareholder to be timely must be delivered not later than the close of business on the later of the 90th day prior to the annual meeting or the 10th day following the day on which the date of the meeting is publicly disclosed. If a Requisite Holder seeks to make any nomination of a person for election to the Board of Directors at a special meeting, such Requisite Holder must, concurrently with delivery of the Special Meeting Request, deliver notice thereof in writing and in proper form in accordance with this Section 13 at the principal executive offices of the corporation. In no event shall any adjournment or postponement of an annual meeting, or the announcement thereof, commence a new time period (or extend the time period) for the giving of timely notice as described above.

(b)   To be in proper form, a shareholder’s notice for nominations to be made at the annual or special meeting shall set forth:

 (i)   as to each Nominating Person (as defined in Section 13(c)), set forth the Shareholder Information (except that, for purposes of this Section 13(b)(i), the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in 12(b)(ii));

 (ii)   as to each Nominating Person, set forth any Disclosable Interests (except that, for purposes of this Section 13(b)(ii), the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 12(b)(iii) and the disclosure in Section 12(b)(iii) shall be made with respect to the election of directors at the meeting);

 (iii)   as to each person whom the shareholder proposes to nominate for election or reelection as a director, (1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in a contested election, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in a proxy statement as a nominee and to serving as a director if elected), (2) all information with respect to such proposed nominee that would be required to be set forth in a shareholder’s notice pursuant to this

Section 13(b) if such proposed nominee were a Nominating Person and (3) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among any Nominating Person, on the one hand, and each proposed nominee or any of his or her respective affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant (the disclosures to be made pursuant to the foregoing clauses (i) through (iii) are referred to as “Nominee Information”);

 (iv)   with respect to each nominee for election or reelection to the Board of Directors, a completed and signed questionnaire, representation and agreement as required by Section 14;

 (v)   as to each Nominating Person, (A) a summary of any material discussions regarding the business proposed to be brought before the meeting (I) between or among any of the Nominating Persons or (II) between or among any Nominating Person and any other record or beneficial holder of the shares of any of the corporation’s securities (including their names) and (B) a representation whether the Nominating Person will engage in a solicitation with respect to such nomination and, if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation and whether such person or group intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of voting power of the corporation’s outstanding capital stock required to elect the nominee (in person or by proxy); and

 (vi)   as to each Nominating Person and nominee, such Nominating Person’s and nominee’s written consent to the public disclosure of information provided pursuant to clauses (i) - (v) of this Section 13(b) and Section 13(d).

At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the corporation that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in these Bylaws. The chairman of the meeting shall, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall not be admitted.

(c)   For purposes of this Section 13, the term “Nominating Person” shall mean (i) the shareholder providing the notice of the nomination proposed to be made at the meeting, (ii) any beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made and (iii) any affiliate or associate (each within the meaning of Section 12b-2 under the Exchange Act for purposes of these Bylaws) of such shareholder or beneficial owner.

(d)   A shareholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 13 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(e)   Notwithstanding anything in these Bylaws to the contrary, no nominee shall be nominated for election as a director at a meeting of the shareholders except in accordance with the procedures set forth in this Section 13. The chairman of an annual meeting shall, if the facts warrant, determine that the nomination was not properly brought before the meeting and in accordance with the provisions of this Section 13, and if he or she should so determine, he or she shall so declare to the meeting and any such nomination not properly brought before the meeting shall not be transacted.

Section 14.   Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the corporation, a proposed nominee must deliver (in accordance with the time periods prescribed for delivery of a shareholder’s notice under Section 13(a)), to the Secretary at the principal executive offices of the corporation a written questionnaire with respect to the background and qualification of such proposed nominee (which questionnaire shall be provided by the Secretary upon written request), and a written representation and agreement (in form provided by the Secretary upon written request) that such proposed nominee (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person as to how such proposed nominee, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been fully disclosed to the corporation or (B) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the corporation, with such proposed nominee’s fiduciary duties under applicable law, (ii) is not, and will not become a party to, any agreement, arrangement or understanding with any person other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the corporation that has not been fully disclosed to the corporation, and (iii) in such proposed nominee’s individual capacity and on behalf of any person on whose behalf the nomination is made, would be in compliance, if elected as a director of the corporation, and will comply, with the corporation’s Corporate Governance Guidelines and Code of Business Conduct and Ethics, including all applicable, publicly disclosed conflict of interest, confidentiality, stock ownership and insider trading policies and guidelines of the corporation.

Section 15.   General. Notwithstanding anything in these Bylaws to the contrary, a shareholder giving notice of a nomination to be made at, or any other business proposed to be brought before, an annual or special meeting of the shareholders shall also comply with all applicable requirements of the Exchange Act with respect to such nomination or business, as the case may be; provided, however, that any references in these Bylaws to the Exchange Act are not intended to and shall not limit the separate and additional requirements set forth in these Bylaws with respect to nominations or proposals of other business. Nothing in these Bylaws shall be deemed to affect any rights (i) of any shareholder to request inclusion of proposals in the corporation’s proxy statement in accordance with Rule 14a-8 under the Exchange Act or (ii) of any holder of any series of preferred stock of the corporation if and to the extent provided under law, the Certificate of Formation or these Bylaws. Subject to Rule 14a-8 under the Exchange Act, nothing in these Bylaws shall be construed to permit any shareholder, or give any shareholder the right, to include or have disseminated or described in the corporation’s proxy statement any nomination of a person for election to the Board of Directors or any proposal of other business.

ARTICLE III.

BOARD OF DIRECTORS

Section 1.   Powers. The business and affairs of the corporation shall be managed by its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute, the Certificate of Formation or by these Bylaws directed or required to be exercised and done by the shareholders.

Section 2.   Number of Directors. The number of directors of the corporation constituting the Board of Directors shall be not less than four (4) nor more than eight (8), determined from time to time in accordance with these Bylaws by resolution of the Board of Directors.

Section 3.   Election and Term. The directors, other than the initial Board of Directors, shall be elected at each annual meeting of the shareholders commencing with the 2019 annual meeting, except as provided in Section 4 of this Article, and each director of the corporation shall hold office until the next succeeding annual meeting and until his or her successor is elected and qualified or until his or her death, resignation or removal in accordance with these Bylaws. Directors need not be residents of the State of Texas or shareholders of the corporation. Notwithstanding the foregoing, no person shall be eligible to stand for election as director if he or she has attained the age of 72 years. Furthermore, the term of each director shall terminate at the first annual meeting of shareholders following the date on which such director attains the age of 72 years. Notwithstanding anything else in these Bylaws, the term of any director elected, reelected or named to the Board of Directors who was an officer or other employee of the corporation (or of a subsidiary of or other entity controlled by the corporation) at the time he or she was last elected, reelected or named to serve as a director, other than any person who at such time was serving as Chief Executive Officer of the corporation, shall automatically terminate at the first annual meeting of shareholders following the date on which such director ceases to serve as an officer or other employee of the corporation (or of a subsidiary of or other entity controlled by the corporation).

Section 4.   Vacancies. Any vacancies occurring in the Board of Directors shall be filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the Board of Directors; provided, that, alternatively such vacancy may be filled by election at an annual or special meeting of shareholders called for that purpose. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. Any vacancy to be filled by reason of an increase in the number of directors shall be filled by the affirmative vote of a majority of the directors; provided, that, alternatively such vacancy may be filled by election at an annual or special meeting of shareholders called for that purpose. A director elected to fill a newly-created directorship shall hold office only until the next election of directors by the shareholders. During the period between two successive annual meetings of shareholders, the Board of Directors may not fill more than two vacancies created by an increase in the number of directors.

Section 5.   Resignation and Removal. Any director may resign at any time upon giving written notice to the corporation, and such resignation shall take effect as provided in the TBOC. At any meeting of shareholders called expressly for the purpose of removing a director or directors, any director or the entire Board of Directors may be removed, but for cause only (removal of directors without cause being expressly prohibited), by a vote of the holders of a majority of the voting power of all of the shares then entitled to vote at an election of directors.

Section 6.   Compensation of Directors. As specifically prescribed from time to time by resolution of the Board of Directors, the directors of the corporation may be paid their expenses of attendance at each meeting of the Board and may be paid reasonable compensation for their services as directors. This provision shall not preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for their services in such capacities.

ARTICLE IV.

MEETINGS OF THE BOARD

Section 1.   Regular Meetings. Regular meetings of the Board of Directors may be held with or without notice at such time and at such place either within or without the State of Texas as from time to time shall be prescribed by resolution of the Board of Directors.

Section 2.   Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer or the Secretary on the written request of two directors. Written notice of special meetings of the Board of Directors shall be given to each director at least three (3) days before the date of the meeting.

Section 3.   Business at Regular or Special Meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 4.   Quorum of Directors. A majority of the Board of Directors shall constitute a quorum for the transaction of business, unless a greater number is required by law, the Certificate of Formation or these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement of the meeting, until a quorum shall be present.

Section 5.   Act of Directors’ Meeting. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the vote of a greater number is required by law, the Certificate of Formation or these Bylaws.

Section 6.   Action by Written Consent Without a Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors or of any committee thereof under the applicable provisions of any statute, the Certificate of Formation or these Bylaws may be taken without a meeting if a consent in writing setting forth the action so taken is signed by all members of the Board of Directors or of the committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote of the Board of Directors or of the committee, as the case may be.

ARTICLE V.

COMMITTEES

The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in such resolution, the Certificate of Formation or these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it, except that no such committee shall have the power or authority of the Board of Directors in reference to amending the Certificate of Formation (except as permitted by the TBOC), proposing a reduction in stated capital, merger, share exchange or conversion of the corporation, recommending to the shareholders the sale, lease, or exchange of all or substantially all of the property and assets of the corporation otherwise than in the usual and regular course of its business, recommending to the shareholders a voluntary winding up or termination of the corporation or a revocation thereof, amending, altering, or repealing the Bylaws of the corporation or adopting new Bylaws for the corporation, filling vacancies in members of the Board of Directors, filling vacancies on or designating alternate members of a committee, electing or removing officers of the corporation or members or alternate members of a committee of the Board, setting the compensation of the members or alternate members of any such committee, or altering or repealing any resolution of the Board of Directors which by its terms provides that it shall not be so amendable or repealable. Unless such resolution, the Certificate of Formation or these Bylaws so provide, no such committee shall have the power or authority to declare a distribution, to authorize the issuance of shares of the corporation, or to adopt a resolution with respect to a merger pursuant to 10.006 of the TBOC. Vacancies in the membership of any such committee shall be filled by resolution adopted by the majority of the full Board of Directors at a regular or special meeting of the Board. The designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him or her by law.

Any executive committee designated by the Board of Directors shall consist of the Chief Executive Officer and such number (not less than two (2)) of other directors as the Board may from time to time determine by resolution adopted by the majority of the full Board of Directors, one of the members of which committee shall be designated the chairman thereof by the Board of Directors. The executive committee may make rules for the conduct of its business, not inconsistent with this Article V, as it shall from time to time deem necessary and shall keep regular minutes of its proceedings and report the same to the Board when required. A majority of the members of the executive committee shall constitute a quorum for the transaction of business. If a quorum is not present at a meeting, the members present may adjourn the meeting until a quorum is present. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the executive committee, except as otherwise specifically provided by statute, the Certificate of Formation or these Bylaws. Any member of the executive committee may be removed by the Board of Directors by the affirmative vote of a majority of the full Board of Directors, whenever in its judgment the best interests of the corporation will be served thereby.

ARTICLE VI.

NOTICES

Section 1.   Methods of Giving Notice. Whenever any notice is required to be given to any shareholder or director under the provisions of any statute, the Certificate of Formation or these Bylaws, it shall be given in writing and delivered personally, by mail or other delivery service or by electronic transmission to such shareholder or director when permitted by, in accordance with the requirements of and with the effect stated in, the TBOC, at such address as appears on the books of the corporation. Any such notice delivered by mail or other delivery service shall be deemed to be given at the time the same shall be deposited in the United States mail with sufficient postage thereon prepaid. Notice given by electronic transmission shall be deemed to be delivered when transmitted for delivery to the recipient.

Section 2.   Waiver of Notice. Whenever any notice is required to be given to any shareholder or director under any provision of the TBOC, the Certificate of Formation or these Bylaws, a written waiver thereof signed by such shareholder or director, as applicable, or a waiver by electronic transmission by such shareholder or director, whether before or after the date and time stated in such notice, shall be deemed equivalent to the giving of such notice. The waiver shall be delivered to the corporation and filed with the minutes of the meeting or with the corporate records, as applicable. Neither the business to be transacted at, nor the purpose of, any regular or special meeting need be specified in any waiver of notice.

Section 3.   Attendance as Waiver. Attendance or participation of a shareholder or director at a meeting shall constitute a waiver of notice of such meeting, except when the shareholder or director attends or participates in the meeting solely for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE VII.

USE OF A CONFERENCE TELEPHONE OR SIMILAR COMMUNICATIONS

EQUIPMENT

Subject to the provisions required or permitted for notice of meetings, unless otherwise restricted by the Certificate of Formation or these Bylaws, shareholders, members of the Board of Directors or members of any committee designated by such Board may participate in and hold a meeting of such shareholders, Board or committee by conference telephone or similar communications equipment or another suitable electronic communications system, including videoconferencing technology or the Internet, or any combination, by means of which all persons participating in the meeting can communicate with each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Voting at any such meeting shall be conducted in accordance with the TBOC.

ARTICLE VIII.

OFFICERS

Section 1.   Executive Officers. The officers of the corporation shall consist of a Chairman of the Board, a Chief Executive Officer, a President, one or more Vice Presidents (with such supplemental designation to indicate seniority or scope of duties as the Board of Directors may determine from time to time), a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors as provided in Section 2 of this Article; provided that any of such offices except President, Secretary and Treasurer may be allowed to become vacant by failure of the Board of Directors to fill the office. Any two or more offices may be held by the same person, except that the Chairman of the Board or the President and the Secretary shall not be the same person.

Section 2.   Election and Qualification. The Board of Directors shall annually choose (subject to the provisions of Section 1 of this Article) a Chairman of the Board, a Chief Executive Officer, a President, such Executive Vice Presidents and Senior Vice Presidents as the Board shall deem necessary, a Secretary, and a Treasurer, none of whom, except the Chairman of the Board, the Chief Executive Officer and the President need to be a member of the Board.

Section 3.   Division Officers. The Board of Directors may from time to time establish one or more divisions of the corporation and assign to such divisions responsibilities for such of the corporation’s business, operations and affairs as the Board may designate. The Board of Directors may appoint or authorize an officer of the corporation to appoint in writing officers of a division. Unless elected or appointed an officer of the corporation by the Board of Directors or pursuant to authority granted by the Board, an officer of a division shall not as such be an officer of the corporation, except that he or she shall be an officer of the corporation for the purposes of executing and delivering documents on behalf of the corporation or for other specific purposes, if and to the extent that he or she may be authorized to do so by the Board of Directors. Unless otherwise provided in the writing appointing an officer of a division, such officer shall hold office until his or her successor is appointed and qualified. Any officer of a division may be removed with or without cause by the Board of Directors or by the officer, if any, of the corporation then authorized by the Board of Directors to appoint such officer of a division. The Board of Directors may prescribe or authorize an officer of the corporation or an officer of a division to prescribe in writing the duties and powers and authority of officers of divisions and may authorize an officer of the corporation or an officer of a division to determine the compensation for officers of divisions.

Section 4.   Other Officers and Agents. The Board of Directors may elect or appoint a Vice Chairman and such Vice Presidents, other officers, assistant officers and agents as the Board may deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

Section 5.   Salaries. Subject to the provisions of Section 3 of this Article, the compensation of all officers and agents of the corporation shall be determined by the Board of Directors.

Section 6.   Term, Removal and Vacancies. Each officer of the corporation shall hold office until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal. Any officer may resign at any time upon giving written notice to the corporation. Any officer or agent or member of the executive committee elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise shall be filled (subject to the provisions of Sections 1 and 3 of this Article) by the Board of Directors.

Section 7.   Chairman of the Board. The Chairman of the Board shall preside at all meetings of the shareholders and of the Board of Directors and shall have such other powers and duties as usually pertain to such office or as may be prescribed by the Board of Directors.

Section 8.   Chief Executive Officer. The Board of Directors may designate whether the Chairman of the Board or the President shall be the Chief Executive Officer of the corporation. The officer so designated as the Chief Executive Officer shall have general powers of oversight, supervision and management of the business and affairs of the corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect. He or she shall execute bonds, mortgages and other contracts requiring a seal under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed, and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation. The Chief Executive Officer shall have such other powers and duties as usually pertain to such office or as may be prescribed by the Board of Directors. If a Chief Executive Officer is not otherwise designated by the Board of Directors, the Chairman of the Board shall be the Chief Executive Officer of the corporation.

Section 9.   President. Subject to Section 10, the President, in the absence or disability of the Chairman of the Board, shall perform the duties and exercise the powers of the Chairman of the Board. The President shall perform such duties and exercise such other powers as usually pertain to such office or as may be delegated from time to time by the Board of Directors.

Section 10.   Vice Chairman of the Board. Unless otherwise determined by the Board of Directors, the Vice Chairman of the Board, in the absence or disability of the Chairman of the Board and the President, shall perform the duties and exercise the powers of the Chairman of the Board. The Vice Chairman shall perform such other duties and exercise such other powers as may be delegated from time to time by the Board of Directors or Chairman of the Board.

Section 11.   Vice Presidents. Unless otherwise determined by the Board of Directors, the Vice Presidents, in the order of their seniority as such seniority may from time to time be designated by the Board of Directors, shall perform the duties and exercise the powers of the President in the absence or disability of the President. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 12.   Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders, and shall record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. He or she shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors. He or she shall keep in safe custody the seal of the corporation, and, when authorized by the Board of Directors, affix the same to any instrument requiring it. When so affixed, such seal shall be attested by his or her signature or by the signature of the Treasurer or an Assistant Secretary.

Section 13.   Assistant Secretaries. Unless otherwise determined by the Board of Directors, the Assistant Secretaries, in the order of their seniority as such seniority may from time to time be designated by the Board of Directors, shall perform the duties and exercise the powers of the Secretary in the absence or disability of the Secretary. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 14.   Treasurer. The Treasurer shall have the custody of the corporate funds and securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. He or she shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe. Section 15. Assistant Treasurers. Unless otherwise determined by the Board of Directors, the Assistant Treasurers, in the order of their seniority as such seniority may from time to time be designated by the Board of Directors, shall perform the duties and exercise the powers of the Treasurer in the absence or disability of the Treasurer. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 15.   Assistant Treasurers. Unless otherwise determined by the Board of Directors, the Assistant Treasurers, in the order of their seniority as such seniority may from time to time be designated by the Board of Directors, shall perform the duties and exercise the powers of the Treasurer in the absence or disability of the Treasurer. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 16.   Officers’ Bond. If required by the Board of Directors, any officer so required shall give the corporation a bond (which shall be renewed as the Board of Directors may require) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the corporation, in case of his or her death, resignation, retirement or removal from office, of any and all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the corporation.

ARTICLE IX.

CERTIFICATES FOR SHARES

Section 1.   Certificated and Uncertificated Shares. Shares of capital stock of the corporation may, but shall not be required to, be issued in certificated form. If such stock is certificated, such certificates shall be numbered and shall be entered in the books of the corporation as they are issued, and shall be signed by the Chairman of the Board, the President or a Vice President, and the Secretary or an Assistant Secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof. The signatures of the Chairman of the Board, the President or Vice President and Secretary or Assistant Secretary, upon a certificate may be facsimiles, if the certificate is countersigned by a transfer agent or registered by a registrar, either of which is other than the corporation itself or an employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer at the date of its issuance. If the corporation is authorized to issue shares of more than one class of stock or more than one series of any class, there shall be set forth upon the face or back of the certificate, or the certificate shall have a statement that the corporation will furnish to any shareholder upon request and without charge, a full statement of all of the powers, designations, preferences, and rights of the shares of each class authorized to be issued and the qualifications, limitations or restrictions thereof, and, if the corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined, and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series. Each certificate representing shares shall state upon the face thereof that the corporation is organized under the laws of the State of Texas, the name of the person to whom issued, the number and the class and the designation of the series, if any, which such certificate represents and the par value or a statement that the shares are without par value. No shares of capital stock shall be issued until the consideration therefor has been fully paid.

Section 2.   Transfer of Shares. Subject to the provisions of Section 2 of Article Four of the Certificate of Formation, the capital stock held of record by a shareholder shall be transferable only on the transfer books of the corporation, subject to these Bylaws, by the owner in person, or by attorney or legal representative, written evidence of whose authority shall be filed with the corporation. No transfer of shares of capital stock shall be valid until such transfer has been entered on the books of the corporation by an entry showing from and to whom transferred. If stock is certificated, upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

Section 3.   Lost, Stolen or Destroyed Certificate. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 4.   Closing of Transfer Records and Fixing Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any distribution, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the transfer records shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the transfer records shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such ledger shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the transfer records, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days, and, in case of a meeting of shareholders, not less than ten (10) days (or such longer period or may be required by the TBOC), prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the transfer records are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a distribution, the date on which notice of the meeting is given to shareholders or the date on which the resolution of the Board of Directors declaring such distribution is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 4, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of the transfer records and the stated period of closing has expired.

Section 5.   Registered Shareholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive distributions, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Texas.

ARTICLE X.

GENERAL PROVISIONS

Section 1.   Distributions. The Board of Directors from time to time may declare, and the corporation may pay, distributions on its outstanding shares in cash, property, or its own shares pursuant to law and subject to the provisions of the Certificate of Formation and these Bylaws.

Section 2.   Reserves. The Board of Directors may by resolution create a reserve or reserves out of surplus for any proper purpose or purposes, and may increase, decrease or abolish any such reserve in the same manner.

Section 3.   Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors from time to time may designate.

Section 4.   Fiscal Year. The fiscal year of the corporation shall be the calendar year.

Section 5.   Seal. The corporate seal shall have inscribed thereon the name of the corporation and may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 6.   Forum. Unless the corporation consents in writing to the selection of an alternative forum (an “Alternative Forum Consent”), the sole and exclusive forum for any of the filing, adjudication and trial of (a) any derivative action or proceeding brought on behalf of the corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of the corporation to the corporation or the corporation’s shareholders, including any claim alleging the conspiracy to breach a fiduciary duty, knowing participation in a breach of a fiduciary duty or aiding and abetting a breach of fiduciary duty, (c) any action asserting a claim against the corporation or any current or former director, officer or other employee of the corporation arising pursuant to any provision of the TBOC or the Certificate of Formation or these Bylaws (in each case, as they may be amended from time to time), (d) any action to interpret, apply, enforce or determine the validity of the Certificate of Formation or these Bylaws, (e) any action asserting a claim related to or involving the corporation that is governed by the internal affairs doctrine, (f) any action asserting an “internal entity claim” as that term is defined in Section 2.115 of the TBOC, or (g) any other action or proceeding in which the Business Court of the State of Texas has jurisdiction, shall be the Business Court in the First Business Court Division of the State of Texas (the “Business Court”) or, if the Business Court determines that it lacks jurisdiction, the United States District Court for the Northern District of Texas, Dallas Division. Any person purchasing or otherwise acquiring any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Section 6. If any action the subject matter of which is within the scope of clauses (a) through (g) of this Section 6 is filed in a court other than the Business Court (or, if the Business Court determines that it lacks jurisdiction, the United States District Court for the Northern District of Texas, Dallas Division) (a “Foreign Action”), by or in the name of any shareholder, such shareholder shall be deemed to have notice of, and have consented to (i) the exclusive personal jurisdiction of the Business Court (or, if the Business Court determines that it lacks jurisdiction, the United States District Court for the Northern District of Texas, Dallas Division) in connection with any action brought in such court to enforce the provisions of clauses (a) through (f) of this Section 6 (an “Enforcement Action”) and (ii) having service of process made upon such shareholder in any such Enforcement Action by service upon such shareholder’s counsel in the Foreign Action as agent for such shareholder.

The existence of any prior Alternative Forum Consent shall not act as a waiver of the corporation’s ongoing consent right as set forth above in this Section 6 with respect to any current or future actions or claims. Notwithstanding the foregoing, the provisions of this Section 6 shall not apply to suits asserting a cause or causes of action under the Securities Act of 1933, as amended, or the Exchange Act, or any other claim for which the federal courts of the United States have sole and exclusive jurisdiction.

If any provision or provisions of this Section 6 shall be held to be invalid, illegal or unenforceable as applied to any person or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Section 6 (including, without limitation, each portion of any sentence of this Section 6 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons and circumstances shall not in any way be affected or impaired thereby.

Section 7.   WAIVER OF JURY TRIAL. UNLESS THE CORPORATION CONSENTS IN WRITING TO A JURY TRIAL, THE CORPORATION AND EACH SHAREHOLDER, DIRECTOR, AND OFFICER OF THE CORPORATION HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT THAT THE CORPORATION OR SUCH PERSON MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL ACTION, PROCEEDING, CAUSE OF ACTION, COUNTERCLAIM, CROSS-CLAIM OR THIRD-PARTY CLAIM ARISING OUT OF OR RELATING TO ANY “INTERNAL ENTITY CLAIM” AS THAT TERM IS DEFINED IN SECTION 2.115 OF THE TBOC, AND EACH SHAREHOLDER AGREES THAT SUCH SHAREHOLDER’S HOLDING OR ACQUISITION OF SHARES OF STOCK OF THE CORPORATION OR, TO THE EXTENT PERMITTED BY LAW, OPTIONS OR RIGHTS TO ACQUIRE SHARES OF STOCK OF THE CORPORATION FOLLOWING THE ADOPTION OF THESE BYLAWS CONSTITUTES SUCH SHAREHOLDER’S INTENTIONAL AND KNOWING WAIVER OF ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH CLAIMS.

Section 8.   Ownership Threshold for Derivative Proceedings. The corporation affirmatively elects to be governed by Section 21.419 of the TBOC and any successor provision thereto. No shareholder or group of shareholders may institute or maintain a derivative proceeding brought on behalf of the corporation against any director and/or officer of the corporation in his or her official capacity, unless the shareholder or group of shareholders, at the time the derivative proceeding is instituted, beneficially owns a number of shares of common stock sufficient to meet an ownership threshold of at least 3% of the outstanding shares of the corporation.

ARTICLE XI.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 1.   Actions, Suits, or Proceedings Other Than by or in the Right of the Corporation. The corporation shall, to the maximum extent permitted or required by the TBOC or other applicable law, as the same exists, may exist or be amended (but, in the case of any such new law or amendment and unless applicable law otherwise requires, only to the extent that such new law or amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such new law or amendment), indemnify and hold harmless any person who was or is a party or is threatened to be made a party to, or who is or was involved in any manner (including, without limitation, as a witness) in, any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was or has agreed to become a director, officer, employee or agent of the corporation, or is or was serving or has agreed to be a delegate of the corporation to serve at the request of the corporation as a representative of another corporation, partnership, joint venture, trust or other enterprise or organization or an employee benefit plan, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such investigation, claim, action, suit or proceeding and any appeal therefrom.

For purposes of Article XI, (a) a “delegate” means a person who, while serving as a director of the corporation, is or was serving at the request of the corporation as a representative of another enterprise, another organization, or an employee benefit plan, and a person is a delegate to an employee benefit plan if the performance of the person’s official duties to the corporation also imposes duties on or otherwise involves service by the person to the plan or participants in or beneficiaries of the plan, and (b) a “representative” means a person who is (i) serving as a partner, director, officer, venturer, proprietor, trustee, employee, administrator, or agent of an enterprise or other organization or of an employee benefit plan; or (ii) serving a similar function for an enterprise or other organization or for an employee benefit plan.

Section 2.   Actions or Suits by or in the Right of the Corporation. The corporation shall, to the maximum extent permitted or required by the TBOC or other applicable law, as the same exists, may exist or be amended (but, in the case of any such new law or amendment and unless applicable law otherwise requires, only to the extent that such new law or amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such new law or amendment), indemnify and hold harmless any person who was or is a party or is threatened to be made a party to, or who is or was involved in any manner (including, without limitation, as a witness) in, any threatened, pending or completed investigation, claim, action, suit or proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was or has agreed to become a director, officer, employee or agent of the corporation, or is or was serving or has agreed to be a delegate of the corporation to serve at the request of the corporation as a representative of another corporation, partnership, joint venture, trust or other enterprise or organization or an employee benefit plan, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and expenses (including attorneys’ fees and amounts paid in settlement) actually and reasonably incurred by him or her or on his or her behalf in connection with the defense or settlement of such investigation, claim, action, suit or proceeding and any appeal therefrom.

Section 3.   Indemnification for Costs, Charges, and Expenses of Successful Party; Suits Initiated by a Director, Officer, Employee, Agent or Delegate. Notwithstanding the other provisions of this Article XI, to the extent that a director, former director, officer, employee, agent or delegate of the corporation has been wholly successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any investigation, claim, action, suit or proceeding referred to in Sections 1 and 2 of this Article, he or she shall be indemnified against all costs, charges and expenses (including attorneys’ fees) actually and reasonably incurred by him or her or on his or her behalf in connection therewith. Notwithstanding the other provisions of this Article XI, except with respect to a proceeding to enforce rights to indemnification or advances under Section 6 of this Article, the corporation shall be required to indemnify a director, former director, officer, employee, agent or delegate under this Article in connection with an investigation, claim, action, suit or proceeding initiated or brought by such person (including any counterclaim or cross-claim) only if such investigation, claim, action, suit or proceeding was authorized by the Board of Directors.

Section 4.   Determination of Right to Indemnification.

(a)   Any indemnification under Sections 1 and 2 of this Article XI (unless required by Section 3 of this Article XI or ordered by a court) shall be paid by the corporation upon a determination that (i) the person to be indemnified (A) acted in good faith, (B) reasonably believed (1) in the case of conduct in the person’s official capacity, that the person’s conduct was in the corporation’s best interests, and (2) in any other case, that the person’s conduct was not opposed to the corporation’s best interests, and (C) in the case of a criminal proceeding, that the person did not have a reasonable cause to believe that his conduct was unlawful; and (ii) with respect to expenses, the amount of expenses other than a judgment is reasonable. Action taken or omitted by a person or delegate with respect to an employee benefit plan in the performance of the person’s duties for a purpose reasonably believed by the person to be in the interest of the participants and beneficiaries of the plan is for a purpose that is not opposed to the best interests of the corporation. Action taken or omitted by a delegate to another enterprise for a purpose reasonably believed by the delegate to be in the interest of the other enterprise or its owners or members is for a purpose that is not opposed to the best interests of the corporation. A person does not fail to meet the standard under this Section 4 solely because of the termination of any investigation, claim, action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent.

(b)   The determination under this Section 4 shall be made promptly after a written request for indemnification has been made (i) by the directors by a majority vote of directors who at the time of the vote are disinterested and independent, regardless of whether the directors who are disinterested and independent constitute a quorum, or (ii) by a committee of the Board of Directors designated by majority vote of the directors who at the time of the vote are disinterested and independent, regardless of whether the directors who are disinterested and independent constitute a quorum, and is composed solely of directors who are disinterested and independent, or (iii) by special legal counsel selected by the Board of Directors or a committee by a vote in accordance with clause (i) or (ii) of this Section 4(b) in a written opinion, or (iv) by the vote of the holders of a majority of the voting power of all of the shares entitled to vote thereon that excludes the shares held by directors who are not disinterested and independent.

(c)   Indemnification under this Article XI of a person who is found liable to the corporation or is found liable because the person improperly received a personal benefit: (i) is limited to reasonable expenses (including costs, attorneys’ fees and amount paid in settlement) actually incurred by the person in connection with the proceeding, (ii) does not include a judgment, a penalty, a fine, and an excise or similar tax, including an excise tax assessed against the person with respect to an employee benefit plan, and (iii) may not be made in relation to a proceeding in which the person has been found liable for (A) willful or intentional misconduct in the performance of the person’s duty to the corporation, (B) breach of the person’s duty of loyalty owed to the corporation, or (C) an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the corporation.

(d)   A person is considered to have been found liable in relation to a claim, issue, or matter only if the liability is established by an order, including a judgment or decree of a court, and all appeals of the order are exhausted or foreclosed by law.

(e)   The only basis upon which a finding that indemnification may not be made is that such indemnification is prohibited by law or is beyond the scope of the right to indemnification conferred herein.

Section 5.   Advance of Costs, Charges and Expenses. In furtherance, but not in limitation, of the foregoing provisions, to the extent permitted by the TBOC or other applicable law, as the same exists, may exist or be amended (but, in the case of any such new law or amendment and unless applicable law otherwise requires, only to the extent that such new law or amendment permits the corporation to provide broader rights to payment of expenses than such law permitted the corporation to provide prior to such new law or amendment), and the other provisions of this Section 5, all costs, charges and expenses (including attorneys’ fees and amounts paid in settlement) incurred by an director, delegate or officer of the corporation in defending a civil or criminal investigation, claim, action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such investigation, claim, action, suit or proceeding; provided, however, that the payment of such costs, charges and expenses incurred by a director, delegate or officer in his or her capacity as a director, delegate or officer (and not in any other capacity in which service was or is rendered by such person while a director, delegate or officer) in advance of the final disposition of such investigation, claim, action, suit or proceeding shall be made only upon receipt of (a) a written affirmation by the director, delegate or officer of such person’s good faith belief that such person has met the standard of conduct necessary for indemnification under this Article XI, and (b) a written undertaking by or on behalf of the director, delegate or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such director, delegate or officer has not met the required standard of conduct under Section 4 of this Article XI or that indemnification is prohibited by Section 4. Such costs, charges and expenses incurred by former directors, employees and agents shall be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate. The Board of Directors may, in the manner set forth above, and upon approval of such director, delegate, officer, former director, employee, or agent of the corporation, authorize the corporation’s counsel to represent such person, in any investigation, claim, action, suit or proceeding, whether or not the corporation is a party to such investigation, claim, action, suit or proceeding.

Section 6.   Procedure for Indemnification. Any (i) indemnification under Sections 1, 2 and 3 shall be made promptly, and in any event within sixty (60) days, or (ii) advance of costs, charges and expenses under Section 5 of this Article XI shall be made promptly, and in any event within twenty (20) days, in each case upon the written request of the director, officer, employee, agent or delegate to the Secretary of the corporation. The right to indemnification or advances as granted by this Article XI shall be enforceable by the director, officer, employee, agent or delegate in any court of competent jurisdiction, if the corporation denies such request, in whole or in part, or if no disposition thereof is made within the prescribed time period for such payment. Such person’s costs and expenses (including attorneys’ fees) incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 5 of this Article XI where the required undertaking, if any, has been received by the corporation) that indemnification or advancement of costs and expenses is prohibited by law or beyond the scope of the right to indemnification conferred herein, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors or a committee thereof, its independent legal counsel, and its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct, nor the fact that there has been an actual determination by the corporation (including its Board of Directors or a committee thereof, its independent legal counsel, and its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 7.   Other Rights; Continuation of Right to Indemnification. The indemnification and advancement of costs, charges and expenses provided by this Article XI shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of costs, charges and expenses may be entitled under any law (common or statutory), other Bylaw provision, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the corporation. All rights under this Article shall vest at the time a person becomes a director, officer, employee, agent or delegate, shall continue as to a person who has ceased to be a director, officer, employee, agent or delegate as to actions taken while he or she was such a director, officer, employee, agent or delegate, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights under this Article XI shall be deemed to be a contract between the corporation and each director, officer, employee, agent or delegate of the corporation who serves or served in such capacity at any time while this Article is in effect. Any repeal or modification of this Article XI or any repeal or modification of relevant provisions of the TBOC or any other applicable laws shall be prospective only and shall not in any way diminish any rights of such director, officer, employee, agent or delegate or the obligations of the corporation arising hereunder.

Section 8.   Extent of Indemnification. In addition to the specific indemnification provided for herein, the corporation shall indemnify each person who is or was or has agreed to become a director, officer, employee or agent of the corporation, or is or was serving or has agreed to serve as a delegate at the request of the corporation as a representative of another corporation, partnership, joint venture, trust or other enterprise or organization or employee benefit plan to the fullest extent authorized or permitted (a) by the TBOC, or any other applicable law, new law or by any amendment thereof or other statutory provision in effect on the date hereof, or (b) by the corporation’s Certificate of Formation as in effect on the date hereof. Subject to the exceptions and conditions set forth in Article XI, Section 2 of these Bylaws, the corporation shall also advance expenses to any of the foregoing individuals to the fullest extent authorized or permitted (i) by the TBOC, or any other applicable law, new law or by any amendment thereof or other statutory provision in effect on the date hereof, or (ii) by the corporation’s Certificate of Formation as in effect on the date hereof.

Section 9.   Predecessor Corporation. The corporation shall indemnify persons who served as directors, delegates, officers, employees and agents of the corporation’s predecessor corporation, A. H. Belo Corporation, a Delaware corporation (“AHC Delaware”), for actions taken or omitted to be taken, in such capacities with AHC Delaware at or prior to the merger of AHC Delaware with and into the corporation (the “Merger”) to the same extent that the corporation would be able to indemnify such persons if such persons were serving in identical capacities with the corporation after the Merger and as if such acts or omissions had occurred after the Merger. In addition, with respect to actions taken or omitted to be taken, while serving in such capacities with AHC Delaware prior to the Merger, such persons shall continue to have all such rights to indemnification and advancement of expenses as were provided under the bylaws of AHC Delaware at the time of the Merger, the obligations with respect to which rights were assumed by the corporation as obligations of the corporation pursuant to and as a consequence of the Merger.

Section 10.   Insurance. Notwithstanding the foregoing, the corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee, agent or delegate of the corporation, or is or was serving or has agreed to be a delegate of the corporation to serve at the request of the corporation as a representative of another corporation, partnership, joint venture, trust or other enterprise or organization or an employee benefit plan against any liability asserted against him or her and incurred by him or her or on his or her behalf in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this Article.

Section 11.   Savings Clause. If this Article XI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director, officer, employee, agent and delegate of the corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the corporation, to the full extent permitted by any applicable portion of this Article XI that shall not have been invalidated and to the full extent permitted by applicable law.

ARTICLE XII.

AMENDMENTS

The power to alter, amend, or repeal the Bylaws or adopt new Bylaws, subject to repeal or change by action of the shareholders, is vested in the Board of Directors. Thus, these Bylaws may be altered, amended, or repealed or new Bylaws may be adopted by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the Board, subject, however, to repeal or change by the affirmative vote of the holders of at least two-thirds of the voting power of all of the outstanding shares entitled to vote thereon, voting as a single class. These Bylaws may be altered, amended or repealed or new Bylaws may be adopted at any regular or special meeting of shareholders at which a quorum is present or represented by the affirmative vote of not less than two-thirds of the voting power of all of the outstanding shares entitled to vote thereon at such meeting, voting together as a single class, and present or represented thereat. Notice of the proposed alteration, amendment, adoption, repeal or change shall be contained in the notice of such meeting of shareholders.

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